Exhibit 10.1

Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) would likely cause competitive harm to the Company, if publicly disclosed.  Double asterisks denote omissions.

Amendment No. 2 to Collaboration Agreement

This Amendment No. 2 (“Amendment 2”) is made and entered into as of September 17, 2020 (“Amendment 2 Effective Date”) by and between Boehringer Ingelheim International GmbH, a German corporation, with its principal place of business at Binger Strasse 173, 55216 Ingelheim am Rhein, Germany (“BII”) and Epizyme, Inc., a Delaware corporation, with its principal place of business at 400 Technology Square, 4th Floor, Cambridge, Massachusetts 02139 USA (“Epizyme”).

WHEREAS, BII and Epizyme are parties to that certain Collaboration Agreement dated as of November 14, 2018 (“Agreement”), as amended by Amendment No. 1 to Collaboration Agreement dated March 10, 2020 (“Amendment 1”).

WHEREAS, pursuant to Amendment 1, Epizyme is conducting additional Research Activities for the Jointly Controlled Project directed to the [**] Target as part of the Research Plan (the “Additional Research Activities”) and the Parties now desire to further amend the terms of such Additional Research Activities.

NOW, THEREFORE, in consideration of the premises and the mutual promises and condition hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:

1.Capitalized terms used, but not defined, herein shall have the meaning ascribed to them in the Agreement.

2.The Parties agree that the Research Plan for the Additional Research Activities is hereby replaced with Exhibit A attached hereto.  For clarity, the Research Period for the Jointly Controlled Project commenced on the Effective Date of the Agreement and continues (unless sooner terminated pursuant to ARTICLE 13 of the Agreement) until [**].

3.The Parties agree that Epizyme shall continue to perform any Additional Research Activities as set forth in the Research Plan that have not been completed as of the Amendment 2 Effective Date; provided that (a) Epizyme, through [**], shall repeat the Additional Research Activity referred to in the Research Plan as “[**]” (the “[**] Study”) that had previously been performed by [**], and (b) Epizyme, through [**], may perform, but shall not be obligated to perform unless BII makes the payment set forth in Section 4 below, the Additional Research Activity referred to in the Research Plan as “[**]” (the “[**] Study”).

4.Research Funding.  If the Parties mutually agree at a Joint Steering Committee meeting during the Research Period for the Jointly Controlled Project that BII shall provide additional funds for the [**] Study, then BII shall pay additional Research Funding to Epizyme in the amount of [**] Dollars ($[**]), which shall be payable within [**] after receipt of an Invoice from Epizyme.

5.No Other Changes.  Except as amended by this Amendment 2, the Agreement shall remain in full force and effect.  After the Amendment 2 Effective Date, every reference in the Agreement to the “Agreement” shall mean the Agreement as amended by this Amendment 2. This Amendment 2 shall be interpreted, governed by and construed in accordance with the laws of the State of New York, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.  To the extent of any conflict or inconsistency between the terms of this Amendment 2 and the Agreement, the terms of this Amendment 2 shall prevail.

IN WITNESS WHEREOF, the Parties, through their duly authorized representatives, have entered into this Amendment 2 as of the Amendment 2 Effective Date.

BOEHRINGER INGELHEIM		EPIZYME, INC.
INTERNATIONAL GMBH

By:	/s/ Marc Ehrenberg	By:	/s/ Matthew Ros

Name:	Marc Ehrenberg	Name:	Matthew Ros

Title:	Authorized Signatory	Title:	Chief Strategy & Business Officer

BOEHRINGER INGELHEIM

INTERNATIONAL GMBH

By:	/s/ Ioannis Sapountzis

Name:	Ioannis Sapountzis

Title:	Authorized Signatory

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